UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): December 31, 2007

RxElite, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2007, RxElite, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Buyer”) pursuant to which the Company issued (i) 5,594,033 shares of common stock, $.001 par value per share (the “Common Stock”), of the Company (the “Common Shares”), (ii) a senior secured convertible note for the principal sum of $10,500,000 (the “Note”), (iii) a Series A warrant to purchase an aggregate of 13,985,083 shares of Common Stock (the “Series A Warrant”) and (iv) a Series B warrants to purchase an aggregate of 4,661,694 shares of Common Stock (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”) (the “Private Placement”).

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, a Security Agreement, a Pledge Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated December 31, 2007.

The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Buyer and the sale by the Company of the Common Shares, the Note and the Warrants (collectively, the “Securities”). The Securities Purchase Agreement contains representations and warranties of the Company and the Buyer that are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Buyer. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Securities Purchase Agreement contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

•
The Company will use up to $6,500,000 from the sale of the Securities for mergers and acquisitions and the remainder for working capital purposes. In addition, except for the repayment of a note for $74,105.21 and the redemption of 350,000 shares of common stock within 50 days following December 31, 2008 at a purchase price of $4.00 per share (the “Permitted Redemption”), the Company may not use any of the proceeds from the Private Placement for (i) the repayment of debt, (ii) the redemption or repurchase of any equity securities or (iii) the settlement of any claims, actions or proceedings against the Company or any of its subsidiaries.

•	Except for the Permitted Redemption, the Company will not, while the Note is outstanding, directly or indirectly redeem or pay any cash dividend or distribution on the Common Stock.

•
For so long as the Buyer beneficially owns any of the Common Shares, the Note, the Warrants or shares of Common Stock issued upon the conversion of the Note or exercise of the Warrants, the Company will not issue an additional Note or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of the Common Stock.

•
Other than with respect to the Company’s Current Registration Statement on Form SB-2 (File No. 333-146641) originally filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2007, until all of the Common Shares and the Common Stock underlying the Note and Warrants are registered for resale or may be sold without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise without restriction or limitation pursuant to Rule 144 (the earlier of such date being referred to as the “Trigger Date”), the Company may not file any registration statements other than on behalf of the Buyer.

•
Until the Trigger Date, the Company will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offerings, except for offerings solely for the purpose of financing strategic acquisitions or the repayment of the Note.

•	From the Trigger Date until December 31, 2009, the Company will offer the Buyer the opportunity to participate in any subsequent securities offerings by the Company.

•
Should the Company, at anytime from June 30, 2008 through the Trigger Date, fail to satisfy the public information requirement under Rule 144, the Company shall pay the Buyer liquidated damages of 1% on the date of such failure and on each 30th day thereafter until such public information failure has been cured or such time as public information is no longer required pursuant to Rule 144.

•
Should the Company fail to remove a restrictive legend from a Common Share certificate within three trading days of receipt of documentation necessary to remove such legend, the Company may have to pay the Buyer buy-in damages, including, without limitation, the difference between the purchase price for the Common Shares represented by such certificate pursuant to the Private Placement and the current market value of such shares.

The Securities Purchase Agreement also obligates the Company to indemnify the Buyer for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company and (3) certain third party claims.

Senior Secured Convertible Note

Repayment

The Note has a principal amount of $10,500,000 and is convertible into shares of Common Stock at an initial conversion price of $1.1262 per share, subject to adjustment as described below (the “Conversion Price”). The Note matures on December 31, 2009 (the “Maturity Date”), which date may be extended at the option of the Buyer as described below. The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the Maturity Date. The Note bears interest at the rate of 9.5% per annum, which rate is increased to 15% upon and during the occurrence of an event of default (as described below). Interest on the Note is payable quarterly beginning on April 1, 2008.

The Maturity Date with respect to all or any portion of the amounts due under the Note may be extended at the sole option of the Buyer (i) for so long as an event of default is continuing or for so long as an event is continuing that if not cured and with the passage of time would result in an event of default, (ii) in connection with a change of control of the Company, to a date within ten days after the change in control and (iii) for up to two years after the Maturity Date.

Conversion

The Note is convertible at the option of the Buyer into shares of Common Stock at an initial Conversion Price of $1.1262 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

If the Company fails to record Consolidated EBITDA (as defined in the Note) of at least (i) ($500,000) for the fiscal quarter ending March 31, 2008, (ii) $0.00 for the fiscal quarter ending June 30, 2008, (iii) $1,000,000 for the fiscal quarter ending September 30, 2008, (iv) $2,000,000 for the fiscal quarter ending December 31, 2008 and (v) $2,000,000 for each fiscal quarter thereafter, the Conversion Price shall be reset to the lower of (i) the then current Conversion Price or (ii) 85% of the Average Market Price (as defined in the Note) of the Common Stock at such time. However, the Conversion Price will not be reset with respect to the fiscal quarter ending March 31, 2008 if the Company has redeemed at least 50% of the original principal amount of the Note prior to the earlier of the Company’s announcement of its earnings for such quarter and the date such earnings are required to have been announced under the Note.

The Note contains certain limitations on conversion. For example, it provides that no conversion may be made if, after giving effect to the conversion, the Buyer would own in excess of 4.99% of the Company’s outstanding shares of Common Stock. This percentage may be increased or decreased to a percentage not to exceed 9.99%, at the option of the Buyer, except any increase will not be effective until 61-days’ prior notice to the Company.

The Note imposes penalties on the Company for any failure to timely deliver any shares of its Common Stock issuable upon conversion.

Events of Default

The Note contains a variety of events of default that are typical for transactions of this type, as well as the following events:
•
The failure of any registration statement required by the Registration Rights Agreement to be declared effective by the SEC within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 5 consecutive days or more than an aggregate of 20 days in any 365-day period (other than certain allowable grace periods).

•
The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

•
The failure to issue shares upon conversion of the Note for more than 10 business days after the relevant conversion date or a notice of the Company’s intention not to comply with a request for conversion.

•	The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the Note.

•
The breach of any representation, warranty, covenant or term of the Securities Purchase Agreement, Note, Warrants, Registration Rights Agreement or Security Documents (as defined below), or if such breach is curable, if not cured within 10 business days.

•	The invalidity of any material provision of the Security Documents or if the enforceability of validity of any material provision of the Security Documents is contested by the Company.

•	The failure of the Security Documents to perfect or maintain the Buyer’s first priority security interest.

•
The failure of the Company to record Consolidated EBITDA of at least (i) ($1,500,000) for the fiscal quarter ending March 31, 2008, (ii) ($1,000,000) for the fiscal quarter ending June 30, 2008, (iii) $450,000 for the fiscal quarter ending September 30, 2008, (iv) $1,000,000 for the fiscal quarter ending December 31, 2008 and (v) $1,000,000 for each fiscal quarter thereafter.

If there is an event of default, then the Buyer has the right to redeem all or any portion of the Note, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees to be redeemed, depending on the nature of the default or (ii) the product of (a) the number of shares into which the Note (including all principal, interest and late fees) may be converted and (b) the product of (1) 150% and (2) the greatest closing sale price for the Common Stock beginning on the date immediately preceding the event of default and ending on the date the Buyer delivers its redemption notice for such event of default.

Fundamental Transactions

The Note prohibits the Company from entering into certain transactions involving a change of control, unless the successor entity is a public company and it assumes in writing all of the obligations of the Company under the Note and the other transaction documents.

In the event of such a transaction, the Buyer has the right to force redemption of the Note, at the greater of (i) 150% of the sum of the amount of principal, interest and late fees to be redeemed or (ii) the product of (x) 150% and (y) the product of (1) the sum of the amount of principal, interest and late fees to be redeemed and (2) the quotient determined by dividing (A) the value of the consideration paid per share of Common Stock in the change of control transaction by (B) the Conversion Price.

Redemption

At any time on or after September 30, 2008, the Buyer may require the Company to redeem up to 50% of the original principal amount of the Note for a price equal to 120% of the amount of principal to be redeemed plus all accrued but unpaid interest and late fees.

At any time, provided there is not an event of default, the Company may redeem (i) the first 50% of the Note for 120% of the sum of the amount of principal, interest and late fees to be redeemed and (ii) the remaining 50% of the Note for the sum of (A) 100% of the sum of the amount of principal, interest and late fees to be redeemed and (B) the amount of interest that, but for such redemption, would have been paid to the Buyer from the issuance date through the Maturity Date (such second redemption, an “Additional Redemption”).

Covenants

The Note contains a variety of covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

•	The Note will rank senior to all other indebtedness of the Company.

•	The Company will at all times reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Note.

•	The Company will not incur other indebtedness, except for certain permitted indebtedness.

•	The Company will not incur any liens, except for certain permitted liens.

•
The Company will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

•	Except for the Permitted Redemption, the Company will not redeem, repurchase or pay any dividend or distribution on its Common Stock or any other capital stock.

•
From and after December 31, 2008, the Company shall maintain a Consolidated Total Debt (as defined in the Note) to Consolidated EBITDA ratio equal to or less than (i) 3.5 for the fiscal quarter ending December 31, 2007, (ii) 3.5 for the fiscal quarter ending March 31, 2008, (iii) 3.5 for the fiscal quarter ending June 30, 2008, (iv) 3.5 for the fiscal quarter ending September 30, 2008, (v) 3.0 for the fiscal quarter ending December 31, 2008 and (v) 3.0 for each fiscal quarter thereafter (each, a “Debt Coverage Threshold”).

Participation Rights

Any holder of the Note is entitled to receive any dividends paid or distributions made to the holders of the Common Stock on an “as if converted” to Common Stock basis.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, any holder of the Note shall have the right to acquire the same as if it had converted the Note.

Warrants

The Series A Warrant is immediately exercisable and, in the aggregate, entitles the Buyer to purchase up to 13,985,083 shares of Common Stock. The Series B Warrant becomes exercisable only upon an Additional Redemption, if any, based on the amount of principal subject to the Additional Redemption and, in the aggregate, entitles the Buyer to purchase up to 4,661,694 shares of Common Stock, depending of how much of the Note is redeemed. The Warrants each have an initial exercise price of $1.1262 per share payable in cash, or while each share of Common Stock issuable upon exercise of the Warrants is not registered for resale with the SEC or such registration statement is not available for resale, by way of a “cashless exercise.” The Warrants expire on the earlier of December 31, 2014 or five years after the date all of the shares issuable upon conversion of the Note and the Warrants have been included on one or more registration statements declared effective by the SEC.

Similar to the Note, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. The Warrants also contain similar limitations on exercise, including the limitation that the Buyer may not exercise its Warrants to the extent that upon exercise the Buyer, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of Common Stock (subject to an increase or decrease, upon at least 61-days’ notice by the Buyer to the Company, of up to 9.99%).

Anti-Dilution Protection

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Warrants is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock.

Fundamental Transactions

The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants. Upon the occurrence of a transaction involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black-Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, any holder of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the resale of all of the Common Shares and 130% of the Common Stock underlying the Note and the Warrants on or before April 9, 2008 and to cause such registration statement to be declared effective by the SEC on or before May 9, 2008 in the event that the registration statement is not reviewed by the SEC and on or before June 8, 2008 in the event that the registration statement is reviewed by the SEC and the SEC issued comments.

If (i) the registration statement is not filed on or before April 9, 2008, (ii) the registration statement is not declared effective by the SEC on or before May 9, 2008 in the case of a no review, (iii) the registration statement is not declared effective by the SEC on or before June 8, 2008 in the case of a review by the SEC pursuant to which the SEC issues comments or (iv) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period after its first effective date, then the Company shall pay liquidated damages to the Buyer in an amount equal to 2% of the aggregate purchase price paid by the Buyer on the day of delinquency and each 30th day of delinquency thereafter. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the Registration Rights Agreement shall be 12% of the aggregate purchase price paid by the Buyer, (ii) no liquidated damages shall be due as a result of a failure caused by the application of Rule 415 by the SEC and (iii) no liquidated damages shall be due with respect to any shares of Common Stock that may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144.

Pursuant to the Registration Rights Agreement, the Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, subject to the Company’s right to suspend or defer the use of the registration statement in certain events.

Security Documents

Pursuant to the Security Agreement and Pledge Agreement between the Buyer and the Company, the Company’s obligations under the Note are secured by a first priority perfected security interest in all of the assets and properties of the Company and its subsidiary, including the stock of its subsidiary. On December 31, 2007, RxElite Holdings, Inc., the Company’s wholly owned subsidiary, also executed a Guaranty in favor of the Buyer, ensuring the Company’s performance under the Note (the Security Agreement, Pledge Agreement and Guaranty are collectively referred to as the “Security Documents”).

The Securities Purchase Agreement, the Registration Rights Agreement, the Note, the Series A Warrant, the Series B Warrant, the Security Agreement and the Pledge Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including, without limitation, the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On December 31, 2007, the Company issued the Common Shares, the Note and the Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $10,500,000. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Common Shares, the Note and the Warrants were issued to an institutional accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

Item 7.01 Regulation FD Disclosure.

On January 3, 2008, the Company issued a press release announcing the signing of the Securities Purchase Agreement disclosed in Item 1.01 above. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On December 31, 2007, the Buyer entered into a Put Agreement (the “Put Agreement”) with Tiburon LLC, an Idaho limited liability company with respect to which Jonathan Houssian, the Company’s president, chief executive officer, chief financial officer and secretary, is the sole managing member (“Tiburon”). Pursuant to the Put Agreement, upon an event of default under the Note, the Buyer may compel Tiburon to purchase up to $10,500,000 principal amount of the Note at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees to be redeemed, depending on the nature of the default or (ii) the product of (a) the number of shares into which the Note (including all principal, interest and late fees) may be converted and (b) the product of (1) 150% and (2) the greatest closing sale price for the Common Stock beginning on the date immediately preceding the event of default and ending on the date the Buyer delivers its redemption notice for such event of default (the “Put Option”). The Put Option is valid until the earlier of (i) the Maturity Date and (ii) the date that the Debt Coverage Threshold is met for two consecutive fiscal quarters.

Tiburon’s obligation under the Put Agreement is secured by a pledge by Tiburon to the Buyer of 6,879,653 shares of Common Stock pursuant to a Pledge Agreement, dated as of December 31, 2007, between Tiburon and the Buyer. To the extent Tiburon fails to satisfy its obligations under the Put Agreement, the Buyer’s sole remedies against Tiburon are pursuant to the Pledge Agreement.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of December 31, 2007, by and between the Company and the Buyer

10.2	Registration Rights Agreement, dated as of December 31, 2007, by and between the Company and the Buyer

10.3	Senior Secured Convertible Note issued December 31, 2007

10.4	Series A Warrant issued December 31, 2007

10.5	Series B Warrant issued December 31, 2007

10.6	Security Agreement, dated as of December 31, 2007, by and between the Company and the Buyer

10.7	Pledge Agreement, dated as of December 31, 2007, by and between the Company and the Buyer

99.1	Press release dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: January 3, 2008	By:	/s/ Earl Sullivan
Name: Earl Sullivan Title: Chief Operating Officer